Exhibit 99.1

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2015 RESULTS

114% INCREASE IN NET INCOME AVAILABLE TO COMMON STOCKHOLDERS; 49% INCREASE IN ORDERS; AND 33% INCREASE IN DELIVERIES

NEWPORT BEACH, CA — November 6, 2015 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2015 third quarter ended September 30, 2015.

2015 Third Quarter Highlights (Comparison to 2014 Third Quarter)

•	Net income available to common stockholders of $12.1 million, or $0.31 per diluted share, up 114%

•	Net new home orders of 628, up 49%

•	Dollar value of orders of $298.4 million, up 50%

•	Home sales revenue of $244.3 million, up 25%

•	Consolidated revenue of $251.7 million, up 22%

•	New home deliveries of 564 homes, up 33%

•	Average sales locations of 73, up 49%

•	Units in backlog of 1,032, up 42%

•	Dollar value of homes in backlog of $537.1 million, up 40%

•	Homebuilding gross margin of $44.0 million, up 14%

•	Average sales price (ASP) of new homes delivered of $433,200

•	Homebuilding gross margin percentage of 18.0%

•	Adjusted homebuilding gross margin percentage of 24.7%

•	SG&A percentage of 12.0%, compared to 12.9%

•	Adjusted EBITDA of $34.9 million, up 31%

“In the third quarter, we continued to show significant year-over-year improvement in net new home orders, the dollar value of orders, deliveries and revenue, resulting in net income available to common stockholders of $12.1 million, or $0.31 per diluted share, up 114% over the same quarter last year,” said William H. Lyon, Co-Chief Executive Officer. “We continue to see healthy demand and limited supply across our markets, and we believe that we are well positioned to finish the year strong as we remain focused on executing our financial and operational objectives.”

“We delivered another quarter of year-over-year improvement in our key operational metrics, while achieving our objective of growing our community count, which averaged 73 for the quarter, up 49% from the third quarter of 2014, and stood at 77 at quarter end,” said Matthew R. Zaist, Co-Chief Executive Officer and President. “Due to a number of market factors, our backlog conversion rate for the third quarter was below our expectations, and we are focused on improving upon that over the balance of the year in the face of a challenging labor market. Our backlog stood at 1,032 homes with a corresponding value of $537.1 million as of September 30th, providing an opportunity to achieve meaningful revenue and earnings growth as we focus on converting our backlog into deliveries during the fourth quarter.”

Operating Results

Home sales revenue for the third quarter of 2015 was $244.3 million, as compared to $196.1 million in the year-ago period, an increase of 25%. The increase was driven by a 33% increase in deliveries to 564 homes, compared to 424 in the third quarter of 2014, offset by a decrease in the average sales price of homes delivered of $433,200, compared to $462,500 in the year-ago period. The decline in ASP reflects changes in geographic and product mix.

The dollar value of orders for the third quarter of 2015 was $298.4 million, an increase of 50%, from $199.2 million in the year-ago period. Net new home orders for the quarter were 628, up 49% from the third quarter of 2014. The increase in net new home orders was driven by a 49% increase in community count to 73 average sales locations, from 49 in the year-ago period, and the average monthly absorption rate was flat year-over-year at 2.9 sales per community.

The dollar value of homes in backlog was $537.1 million as of September 30, 2015, an increase of 40% compared to $382.9 million as of September 30, 2014. The increase was driven by a 42% increase in units in backlog to 1,032 from 728 in the year-ago period. In addition, our ASP in backlog as of September 30, 2015 was 20% higher than the ASP of homes closed in the third quarter.

Adjusted homebuilding gross margin percentage was 24.7% during the third quarter of 2015. Homebuilding gross margins for the quarter were 18.0%. In conjunction with the adoption of purchase accounting related to the Polygon acquisition, GAAP margins were impacted by approximately 330 basis points during the quarter.

SG&A expense during the third quarter of 2015 was 12.0% of homebuilding revenue, compared with 12.9% in the year-ago quarter, an improvement of 90 basis points. Breaking down the components of SG&A, sales and marketing expense was 6.3% of homebuilding revenue during the quarter, compared to 6.4% in the year-ago quarter. General administrative expenses decreased to 5.7% of homebuilding revenue, compared to 6.5% in the year-ago quarter, as we continued to benefit from a larger operating platform with a lower relative cost structure.

Balance Sheet Update

At quarter end, cash, cash equivalents and restricted cash totaled $26.9 million, escrow proceeds receivable totaled $5.8 million, real estate inventories totaled $1.7 billion, total assets were $2.0 billion and total equity was $638.3 million. Net debt to net book capitalization was 63.6%, and total debt to total book capitalization was 64.2% at September 30, 2015.

Conference Call

The Company will host a conference call to discuss these results today, Friday, November 6, 2015 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, passcode #69399971, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through November 13, 2015 by dialing (855) 859-2056 or (404) 537-3406, passcode #69399971. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 59 years of homebuilding operations, over which time it has sold in excess of 95,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information contain forward-looking statements, including, but not limited to, statements related to: market and industry trends, the anticipated financial and operating results from execution of the Company’s growth strategy and focus on markets in the Western United States, the continued housing market recovery, expected community count growth, anticipated operating results for the fourth quarter of 2015, anticipated ASP, expected SG&A percentage, gross margins, future cash needs and liquidity, leverage ratios and backlog conversion rates. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the availability of labor and homebuilding materials; adverse weather conditions, including the continued drought in California; our ability to realize the anticipated benefits from the acquisition of Polygon Northwest; our ability to integrate successfully the Polygon Northwest operation with our existing operations; worsening in general economic conditions either internationally, nationally or in regions in which we operate; conditions in our newly entered markets and newly acquired operations; worsening in markets for residential housing; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; uncertainties in the capital and securities markets; terrorism or other hostilities involving the United States; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; whether we are able to refinance the outstanding balances of our debt obligations at their maturity; anticipated tax refunds; limitations on our ability to utilize our tax attributes; limitations on our ability to reverse any remaining portion of our valuation allowance with respect to our deferred tax assets; the timing of receipt of regulatory approvals and the opening of projects; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2015	2014
Operating revenue
Home sales	$244,311	$196,090
Lots, land and other sales	2,500	215
Construction services	4,896	10,593

	251,707	206,898

Operating costs
Cost of sales — homes	(200,328)	(157,565)
Cost of sales — lots, land and other	(1,729)	(209)
Construction services	(4,146)	(8,262)
Sales and marketing	(15,352)	(12,476)
General and administrative	(13,981)	(12,726)
Transaction expenses	—	(5,768)
Amortization of intangible assets	(45)	(174)
Other	(592)	(600)

	(236,173)	(197,780)

Operating income	15,534	9,118
Other income, net	1,699	503

Income before provision for income taxes	17,233	9,621
Provision for income taxes	(4,956)	(1,999)

Net income	12,277	7,622
Less: Net income attributable to noncontrolling interests	(195)	(1,984)

Net income available to common stockholders	$12,082	$5,638

Income per common share:
Basic	$0.33	$0.18
Diluted	$0.31	$0.17
Weighted average common shares outstanding:
Basic	36,573,099	31,232,655
Diluted	38,507,267	32,760,746

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Nine	Nine
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2015	2014
Operating revenue
Home sales	$681,766	$504,546
Lots, land and other sales	2,500	1,926
Construction services	19,304	30,186

	703,570	536,658

Operating costs
Cost of sales — homes	(554,657)	(392,083)
Cost of sales — lots, land and other	(1,729)	(1,529)
Construction services	(16,073)	(24,735)
Sales and marketing	(42,480)	(27,958)
General and administrative	(41,344)	(35,881)
Transaction expenses	—	(5,768)
Amortization of intangible assets	(710)	(1,294)
Other	(1,549)	(1,891)

	(658,542)	(491,139)

Operating income	45,028	45,519
Other income, net	3,885	976

Income before provision for income taxes	48,913	46,495
Provision for income taxes	(15,780)	(12,779)

Net income	33,133	33,716
Less: Net income attributable to noncontrolling interests	(2,092)	(7,096)

Net income available to common stockholders	$31,041	$26,620

Income per common share:
Basic	$0.85	$0.85
Diluted	$0.81	$0.81
Weighted average common shares outstanding:
Basic	36,534,554	31,184,101
Diluted	38,400,236	32,725,164

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Cash and cash equivalents	$26,379	$52,771
Restricted cash	504	504
Escrow proceeds receivable	5,820	2,915
Receivables	23,764	21,250
Real estate inventories	1,733,399	1,404,639
Deferred loan costs, net	15,466	15,988
Goodwill	66,902	60,887
Intangibles, net of accumulated amortization of $10,130 and $9,420 as of September 30, 2015 and December 31, 2014, respectively	6,948	7,657
Deferred income taxes, net, including valuation allowance of $597 and $1,626 at September 30, 2015 and December 31, 2014, respectively	89,487	88,039
Other assets, net	24,069	19,777

Total assets	$1,992,738	$1,674,427

LIABILITIES AND EQUITY
Accounts payable	$115,308	$51,814
Accrued expenses	95,636	85,366
Notes payable	197,538	39,235
Subordinated Amortizing Notes	15,718	20,717
5 3/4% Senior Notes due April 15, 2019	150,000	150,000
8 1/2% Senior Notes due November 15, 2020	429,235	430,149
7% Senior Notes due August 15, 2022	350,995	300,000

	1,354,430	1,077,281

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 and no shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,369,420 and 28,073,438 shares issued, 27,651,961 and 27,487,257 outstanding at September 30, 2015 and December 31, 2014, respectively	284	281
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	38	38
Additional paid-in capital	412,074	408,969
Retained earnings	191,668	160,627

Total William Lyon Homes stockholders’ equity	604,064	569,915
Noncontrolling interests	34,244	27,231

Total equity	638,308	597,146

Total liabilities and equity	$1,992,738	$1,674,427

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2015	2014
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	564	424	33%

Home sales revenue	$244,311	$196,090	25%
Cost of sales (excluding interest and purchase accounting adjustments)	(183,969)	(147,793)	24%

Adjusted homebuilding gross margin (2)	$60,342	$48,297	25%

Adjusted homebuilding gross margin percentage (2)	24.7%	24.6%	0%

Interest in cost of sales	(8,373)	(5,970)	40%
Purchase accounting adjustments	(7,986)	(3,802)	110%

Gross margin	$43,983	$38,525	14%

Gross margin percentage	18.0%	19.6%	(8%)

Number of homes closed
California	122	177	(31%)
Arizona	69	62	11%
Nevada	63	63	0%
Colorado	50	18	178%
Washington	117	43	172%
Oregon	143	61	134%

Total	564	424	33%

Average sales price of homes closed
California	$518,600	$536,100	(3%)
Arizona	269,400	270,200	(0%)
Nevada	506,700	580,000	(13%)
Colorado	477,300	500,300	(5%)
Washington	400,900	465,000	(14%)
Oregon	417,900	310,000	35%

Total	$433,200	$462,500	(6%)

Number of net new home orders
California	158	182	(13%)
Arizona	119	45	164%
Nevada	77	49	57%
Colorado	38	45	(16%)
Washington	98	42	133%
Oregon	138	59	134%

Total	628	422	49%

Average number of sales locations during period
California	18	18	0%
Arizona	8	5	60%
Nevada	11	9	22%
Colorado	14	11	27%
Washington	6	3	100%
Oregon	16	3	433%

Total	73	49	49%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2015	2014
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,505	1,036	45%

Home sales revenue	$681,766	$504,546	35%
Cost of sales (excluding interest and purchase accounting adjustments)	(510,466)	(371,499)	37%

Adjusted homebuilding gross margin (2)	$171,300	$133,047	29%

Adjusted homebuilding gross margin percentage (2)	25.1%	26.4%	(5%)

Interest in cost of sales	(23,750)	(16,496)	44%
Purchase accounting adjustments	(20,441)	(4,088)	400%

Gross margin	$127,109	$112,463	13%

Gross margin percentage	18.6%	22.3%	(16%)

Number of homes closed
California	408	553	(26%)
Arizona	132	167	(21%)
Nevada	157	163	(4%)
Colorado	150	49	206%
Washington	301	43	600%
Oregon	357	61	485%

Total	1,505	1,036	45%

Average sales price of homes closed
California	$547,300	$588,400	(7%)
Arizona	274,900	268,000	3%
Nevada	572,800	442,200	30%
Colorado	463,000	478,400	(3%)
Washington	413,200	465,000	(11%)
Oregon	387,700	310,000	25%

Total	$453,000	$487,000	(7%)

Number of net new home orders
California	547	637	(14%)
Arizona	323	160	102%
Nevada	193	200	(4%)
Colorado	200	112	79%
Washington	329	42	683%
Oregon	467	59	692%

Total	2,059	1,210	70%

Average number of sales locations during period
California	17	16	6%
Arizona	7	6	17%
Nevada	10	9	11%
Colorado	13	7	86%
Washington	6	1	500%
Oregon	12	1	1100%

Total	65	40	63%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of September 30,
	2015	2014
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
California	297	290	2%
Arizona	238	56	325%
Nevada	109	109	0%
Colorado	134	90	49%
Washington	90	81	11%
Oregon	164	102	61%

Total	1,032	728	42%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$236,202	$172,574	37%
Arizona	59,737	14,817	303%
Nevada	70,601	88,825	(21%)
Colorado	64,300	42,350	52%
Washington	36,902	32,301	14%
Oregon	69,383	32,000	117%

Total	$537,125	$382,867	40%

Lots owned and controlled at end of period
Lots owned
California	2,315	2,184	6%
Arizona	5,289	5,471	(3%)
Nevada	2,864	2,909	(2%)
Colorado	864	1,025	(16%)
Washington	1,180	1,538	(23%)
Oregon	1,399	1,340	4%

Total	13,911	14,467	(4%)

Lots controlled
California	419	1,582	(74%)
Arizona	—	—	0%
Nevada	657	215	206%
Colorado	148	186	(20%)
Washington	937	786	19%
Oregon	1,601	839	91%

Total	3,762	3,608	4%

Total lots owned and controlled
California	2,734	3,766	(27%)
Arizona	5,289	5,471	(3%)
Nevada	3,521	3,124	13%
Colorado	1,012	1,211	(16%)
Washington	2,117	2,324	(9%)
Oregon	3,000	2,179	38%

Total	17,673	18,075	(2%)

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Net income attributable to William Lyon Homes	$12,082	$5,638	$31,041	$26,620
Net cash (used in) provided by operating activities	$(115,052)	$21,352	$(220,354)	$(181,190)
Interest incurred	$19,271	$17,504	$55,915	$38,818
Adjusted EBITDA (1)	$34,914	$26,652	$96,692	$73,763
Adjusted EBITDA Margin (2)	13.9%	12.9%	13.7%	13.7%
Ratio of adjusted EBITDA to interest incurred	1.8	1.5	1.7	1.9

Balance Sheet Data

	September 30,	December 31,
	2015	2014
Cash, cash equivalents and restricted cash	$26,883	$53,275
Total William Lyon Homes stockholders’ equity	604,064	569,915
Noncontrolling interest	34,244	27,231
Total debt	1,143,486	940,101

Total book capitalization	$1,781,794	$1,537,247

Ratio of debt to total book capitalization	64.2%	61.2%
Ratio of debt to total book capitalization (net of cash)	63.6%	59.8%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, and (viii) equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Net income attributable to William Lyon Homes	$12,082	$5,638	$31,041	$26,620
Provision for income taxes	4,956	1,999	15,780	12,779
Interest expense
Interest incurred	19,271	17,504	55,915	38,818
Interest capitalized	(19,271)	(17,504)	(55,915)	(38,818)
Amortization of capitalized interest included in cost of sales	8,373	5,970	23,750	16,496
Stock based compensation	1,671	918	4,828	2,772
Depreciation and amortization	529	2,557	1,936	5,240
Transaction expenses	—	5,768	—	5,768
Non-cash purchase accounting adjustments	7,986	3,802	20,441	4,088
Cash distributions of income from unconsolidated joint ventures	335	146	697	146
Equity in income of unconsolidated joint ventures	(1,018)	(146)	(1,781)	(146)

Adjusted EBITDA	$34,914	$26,652	$96,692	$73,763